Exhibit 99.2


                              Attachment to Form 4


                             JOINT FILER INFORMATION



Name and Address:                      Stanley F. Druckenmiller
                                       40 West 57th St., 25th Floor
                                       New York, New York  10019


Date of Event Requiring Statement:     05/22/08
Issuer and Ticker Symbol:              Energy XXI (Bermuda) Limited (EXXI)
Relationship to Issuer:                10% Owner (1)
Designated Filer:                      Duquesne Capital Management, L.L.C.


TABLE I INFORMATION

Title of Security:                     Common Stock, par value $0.001 per share
Transaction Date                       05/22/08
Transaction Code                       S
Amount of Securities                   105,000
Securities Acquired (A) or
  Disposed of (D)                      D
Price                                  $7.37 per share
Amount of Securities Beneficially
  Owned Following Reported
  Transactions                         15,354,850
Ownership Form:                        I
Nature of Indirect Beneficial
  Ownership:                           (1)


TABLE II INFORMATION

None.